                                                                       Exh. 5.1
                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                  July 29, 1996

BankAmerica Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California  94104

Ladies and Gentlemen:

         We have acted as counsel to BankAmerica Mortgage Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Registrant with the Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of its Mortgage Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (each, a "Pooling Agreement") by and among the Registrant, one of the Master Servicers named therein and the Trustee selected for each Series. The Certificates of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms of the Pooling Agreement relating to such Series and sold in the manner described in the Registration Statement and the prospectus and prospectus supplement relating thereto, the Certificates of such Series will be legally issued, fully paid, binding obligations of the trust

BankAmerica Mortgage Securities, Inc.
July 29, 1996
Page 2

created by each Pooling Agreement, and the holders of the Certificates of such Series will be entitled to the benefits of the Pooling Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe

                                        ORRICK, HERRINGTON & SUTCLIFFE